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                                                                   EXHIBIT 99.7C

                              YEARLY RENEWABLE TERM
                              REINSURANCE AGREEMENT

                         EFFECTIVE AS OF MARCH 14, 1996

                                     BETWEEN

                       FARM BUREAU LIFE INSURANCE COMPANY
                                       OF
                             WEST DES MOINES, IOWA,

               REFERRED TO IN THIS AGREEMENT AS "FARM BUREAU," AND

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                       OF
                              FORT WAYNE, INDIANA,

                   REFERRED TO IN THIS AGREEMENT AS "LINCOLN."


                                                      INSPECTED BY    E/G

                                                      DATE            8/30/96

                                                      DOC             960898.agm

                                                      CCN/AGMT. NO.   537 / 21

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                                TABLE OF CONTENTS

Reinsurance Coverage                                                           1
Automatic Reinsurance                                                          1
Facultative Reinsurance                                                        2
Continuations                                                                  3
Terms Of Reinsurance                                                           4
Payments By Farm Bureau                                                        4
Payments By Lincoln                                                            5
Reinsurance Administration                                                     6
Settlement Of Claims                                                           6
Reinstatements                                                                 8
Reductions In Insurance                                                        8
Increases In Policy Net Amount At Risk                                         8
Changes In Retention                                                           8
Assignment Of Reinsurance                                                     10
Material Changes                                                              10
Errors                                                                        10
Audits Of Records And Procedures                                              11
Arbitration                                                                   11
Insolvency Of Farm Bureau                                                     11
Offset                                                                        12
Parties To The Agreement                                                      12
Commencement And Termination                                                  12
Entire Agreement                                                              13
Deferred Acquisition Cost Tax Election                                        13
Definitions                                                                   14
Execution                                                                     16

     LIFE BENEFITS SCHEDULE                                                   18
     ADMINISTRATION SCHEDULE                                                  20
     PREMIUM SCHEDULE                                                         24
     ARBITRATION SCHEDULE                                                     27
     WAIVER OF PREMIUM BENEFIT ADDENDUM                                       29
     PREMIUM RECEIPT ADDENDUM                                                 32
     LAST SURVIVOR ADDENDUM                                                   33
     GUARANTEED PURCHASE OPTION ADDENDUM                                      35
     FIRST-TO-DIE ADDENDUM                                                    37

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REINSURANCE COVERAGE

A. Farm Bureau agrees to cede, and Lincoln agrees to accept, reinsurance of the Policies specified in the Life Benefits Schedule. (The term "Policies" and certain other terms used in this Agreement are defined in the "Definitions" article.)
B. The death benefits provided by the Policies are reinsured. Supplemental benefits are reinsured if and as specified in applicable Addenda.
C.   Farm Bureau agrees to either
        (1) cede reinsurance of a Policy to Lincoln as Automatic Reinsurance;
        (2) submit the Policy to Lincoln for consideration as Facultative Reinsurance; or
        (3) cede reinsurance of a Policy as a Continuation.

AUTOMATIC REINSURANCE

A. Farm Bureau agrees to cede the Reinsurance Amount of a Policy as Automatic Reinsurance if the following conditions are met:
        (1) it retains its Retention on the insured life when the Policy is issued;
        (2) it underwrites and issues the Policy in accordance with its normal individual life insurance underwriting rules and practices previously disclosed to Lincoln;
        (3) the sum of (a) and (b) does not exceed the sum of its Retention and the Automatic Limit, where (a) equals the amount of individual life insurance issued by Farm Bureau then in force on the insured life, or in the case of individual life insurance with increasing death benefits, the Ultimate Amount of such policies, and (b) equals the amount of life insurance currently being applied for from Farm Bureau, or in the case of individual life insurance with increasing death benefits, the Ultimate Amount;
        (4) the sum of (a) and (b) does not exceed the Participation Limit, where (a) equals the amount of individual life insurance then in force on the insured life in all companies, or in the case of individual life insurance with increasing death benefits, the Ultimate Amount of such policies, and (b) equals the amount currently applied for on the insured life from all companies, or in the

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            case of individual life insurance with increasing death benefits, the Ultimate Amounts;
        (5) it has not submitted a facultative application to Lincoln or any other insurance or reinsurance company for reinsurance of the current application; and
        (6) the Policy is not a Continuation.
B. Policies issued pursuant to any special underwriting program adopted by Farm Bureau may be ceded as Automatic Reinsurance only with Lincoln's consent to reinsure such Policies.
C. A Policy shall not be ceded as Automatic Reinsurance if the Reinsurance Amount of the Policy is less than the minimum cession amount specified in the Administration Schedule.

FACULTATIVE REINSURANCE

A. Farm Bureau agrees to submit Policies not satisfying the conditions for Automatic Reinsurance, and Policies which it does not wish to cede as Automatic Reinsurance, for consideration by Lincoln as Facultative Reinsurance. Farm Bureau may also submit for consideration as Facultative Reinsurance any individual life insurance issued on a Policy form that is not specified in the Life Benefits Schedule provided reinsurance terms and conditions are established and agreed upon by means of the Facultative Reinsurance application process.
B. An application for Facultative Reinsurance shall be made in the manner set forth in the Administration Schedule. Copies of all information which Farm Bureau has pertaining to the insurability of the proposed insured, including written summaries of any such information which cannot be copied, shall accompany the application.
C. Upon receipt of an application, Lincoln agrees to promptly examine the underwriting information and communicate
        (1) an offer to reinsure the Policy as applied for;
        (2) an offer to reinsure the Policy other than as applied for,
        (3) an offer to reinsure the Policy subject to the satisfaction of additional underwriting requirements;
        (4) a request for additional underwriting information; or

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        (5) its unwillingness to make an offer to reinsure the Policy.
D. To accept an offer to reinsure made by Lincoln, Farm Bureau agrees to (1) satisfy any conditions stated in the offer to reinsure and (2) follow the procedure for placing reinsurance into effect as specified in the Administration Schedule.
E. Farm Bureau agrees to inform Lincoln immediately of any additional information pertaining to the insurability of a proposed insured which is brought to Farm Bureau's attention before the completion of the procedures for accepting Lincoln's offer to reinsure. Upon its receipt of such information, Lincoln may withdraw or modify its earlier offer to reinsure.
F. The terms of an offer to reinsure shall supercede the terms of this Agreement to the extent of any conflicts between the parties. Otherwise, reinsurance of a Policy ceded as Facultative Reinsurance shall be in accordance with the terms of this Agreement.

CONTINUATIONS

A. If Farm Bureau issues a Continuation of a Policy within its normal continuation rules and practices, it agrees to reinsure the Continuation with Lincoln. Reinsurance shall continue (1) under the reinsurance agreement between Farm Bureau and Lincoln which provides reinsurance of the Policy form of the Continuation or (2) under this Agreement if there is no such agreement.
B. A Policy which is a Continuation of a Policy that was not previously reinsured with Lincoln may only be reinsured under this Agreement with the written consent of Lincoln and the original reinsurer.
C. If the original Policy was ceded to Lincoln as Facultative Reinsurance and Farm Bureau approves an increase in the face amount of the Continuation based upon receipt of any new information pertaining to the insurability of the proposed insured, Farm Bureau agrees to submit the Continuation to Lincoln for consideration as Facultative Reinsurance. In such case, Lincoln shall only be bound to reinsure the Continuation in accordance with its offer to reinsure the Continuation.

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D.   Reinsurance at issue of the Continuation shall not exceed the Reinsured Net
     Amount at Risk of the original Policy immediately prior to the issuance of the Continuation.
E. Premiums payable for reinsurance of a Continuation shall be calculated using the rate schedule applicable to the Policy form of the Continuation as specified in the Premium Schedule. If there is no rate schedule applicable to the Policy form of the Continuation, reinsurance premiums shall be payable using the rate schedule applicable to the original Policy.
F. If the Continuation results in a change in the life status of the insured risk from a single-insured plan to a joint- or multiple- insured plan, Lincoln must consent to the Continuation.

TERMS OF REINSURANCE

A. The plan of reinsurance shall be yearly renewable term reinsurance of the Reinsured Net Amount at Risk of a Policy.
B. Reinsurance of a Policy shall commence on the Policy date, except (1) in the case of Facultative Reinsurance, reinsurance shall commence on the Policy date only if Lincoln's offer to reinsure is the best offer of reinsurance received by Farm Bureau as determined by Farm Bureau's published reinsurance placement rules in effect as of such date, and (2) if a premium receipt is issued by Farm Bureau in connection with an application for the Policy, reinsurance shall commence prior to the Policy date only if and as specified in a Premium Receipt Addendum.
C. Farm Bureau agrees not to use Lincoln's name in connection with the sale of the Policies.
D. In no event shall reinsurance under this Agreement be in force with respect to a Policy unless the issuance and delivery of the Policy is in compliance with the laws of all applicable jurisdictions and Farm Bureau's corporate charter.
E. Farm Bureau agrees to maintain reinsurance of a Policy in force in accordance with the terms of this Agreement for as long as its Policy remains in force.

PAYMENTS BY FARM BUREAU

A. Farm Bureau agrees to pay Lincoln premiums for reinsurance of a Policy equal to the appropriate rate specified in the Premium Schedule times the Reinsured Net Amount at Risk of the Policy.

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B.   The Premium Schedule specifies other monetary amounts which Farm Bureau agrees to take into account when calculating the amount due Lincoln.
C. Reinsurance premiums shall be due and payable as specified in the Administration Schedule.
D. The payment of reinsurance premiums shall be a condition precedent to the liability of Lincoln under this Agreement. If reinsurance premiums are not paid when due, Lincoln may give Farm Bureau thirty (30) days' written notice of its intent to terminate reinsurance because of Farm Bureau's failure to pay reinsurance premiums. Reinsurance of all Policies having reinsurance premiums in arrears shall terminate as of the date to which reinsurance premiums had previously been paid unless all premiums in arrears are paid before the end of the thirty (30) day notice period. If reinsurance on any Policy terminates because of Farm Bureau's failure to pay reinsurance premiums, reinsurance of Policies with premiums subsequently becoming due shall automatically terminate as of the date on which new reinsurance premiums become due.
E. So that Lincoln need not maintain deficiency reserves in connection with reinsurance premiums payable pursuant to this Agreement, the premium rates specified in the Premium Schedule shall only be guaranteed for one Policy year. Nevertheless, Lincoln shall anticipate continuing to accept reinsurance on the basis of such rates for all Policies originally ceded pursuant to such rates.

PAYMENTS BY LINCOLN

A. Lincoln agrees to pay Farm Bureau the Reinsured Net Amount at Risk of any claim paid by Farm Bureau pursuant to a Policy in accordance with the "Settlement of Claims" article.
B. Lincoln agrees to pay the Claims Ratio of any expenses incurred in connection with Policy claims except as set forth in the "Settlement of Claims" article.
C. The Premium Schedule specifies other monetary amounts that Lincoln agrees to pay Farm Bureau pursuant to this Agreement.

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REINSURANCE ADMINISTRATION

     The methods for placing reinsurance into effect, for paying reinsurance premiums, and for notifying Lincoln of Policy lapses, reinstatements, reductions, Continuations, increases in the Reinsured Net Amount at Risk; and of other changes affecting reinsurance shall be specified in the Administration Schedule.

SETTLEMENT OF CLAIMS

A. Farm Bureau agrees to give Lincoln prompt written notice of its receipt of any claim on a Policy and to keep Lincoln informed of any legal proceedings or settlement negotiations in connection with a claim. Copies of written materials relating to such claim, legal proceedings or negotiation shall be furnished to Lincoln upon request.
B. Farm Bureau's obligation to provide notice of a claim on a Policy shall not be construed as a condition precedent to Lincoln's obligation to pay the claim. Farm Bureau's failure to provide notice shall be considered a breach of a promise which may entitle Lincoln to damages.
C. Farm Bureau agrees to act in accord with its standard practices applicable to all claims in enforcing the terms and conditions of the Policies and with respect to the administration, negotiation, payment, denial, or settlement of any claim or legal proceeding.
D. Lincoln agrees to accept the good faith decision of Farm Bureau in payment or settlement of any claim for which Lincoln has received the required notice. Lincoln agrees to pay Farm Bureau the Reinsured Net Amount at Risk on which reinsurance premiums have been computed upon receiving proper evidence that Farm Bureau has paid a Policy claim. Payment of the Reinsured Net Amount at Risk on account of death shall be made in one lump sum.
E. Lincoln's liability shall include indemnification of the Claims Ratio of any expenses incurred by Farm Bureau in defending or investigating a Policy claim with the exception of
        (1) salaries of employees or other internal expenses of Farm Bureau;
        (2) routine investigative or administrative expenses;
        (3) expenses incurred in connection with a dispute arising out of conflicting claims of entitlement to proceeds of a Policy that Farm Bureau admits are payable;

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        (4) any gratuitous payments made by Farm Bureau; and
        (5) any punitive damages awarded against Farm Bureau, and expenses incurred in connection with such damages, that are based on the acts or omissions of Farm Bureau or its agents.
F. Lincoln agrees to hold Farm Bureau harmless from certain expenses and liabilities that result from Lincoln's own acts or omissions as provided in this section. For this purpose, Lincoln agrees to indemnify Farm Bureau for Lincoln's equitable share of those punitive and exemplary damages awarded against Farm Bureau, and expenses incurred in connection with a claim for such damages, if (1) Lincoln actively participated in the acts or omissions, including the decision to deny a claim for Policy benefits, and
     (2) those acts or omissions serve as a material basis for the punitive or exemplary damages. Lincoln's equitable share shall be determined by an assessment of Lincoln's participation in the particular case.
G. If Farm Bureau should contest or compromise any claim and the amount of Farm Bureau's liability is thereby reduced, Lincoln's liability shall be reduced by the Claims Ratio of the reduction.
H. If Farm Bureau should recover monies from any third party in connection with or arising out of any Policy, Farm Bureau agrees to pay Lincoln the Claims Ratio of the recovery.
I. If the amount of insurance provided by a Policy is increased or reduced because of a misstatement of age or sex, Lincoln's liability shall be increased or reduced by the Claims Ratio of the amount of the increase or reduction.
J. If Farm Bureau pays interest on a claim, Lincoln agrees to pay the interest on the Reinsured Net Amount at Risk computed at the same rate and for the same period as that paid by Farm Bureau, but in no event later than the date the claim is finally adjudicated by Farm Bureau.
K. If Farm Bureau is required to pay penalties and interest imposed automatically by statute, Lincoln shall indemnify Farm Bureau for the Claims Ratio of such penalties and interest.

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REINSTATEMENTS

A. If Farm Bureau reinstates a lapsed Policy in accordance with the terms of the Policy and Farm Bureau's underwriting rules and practices, Lincoln agrees to reinstate reinsurance of the Policy automatically unless Lincoln's offer to reinsure the Policy specifies that reinsurance of the Policy may only be reinstated as Facultative Reinsurance.
B. If Farm Bureau collects premiums in arrears from the policyholder of a reinstated Policy, it agrees to pay Lincoln all corresponding reinsurance premiums in arrears in connection with the reinstatement, plus Lincoln's Proportionate Share of any interest received by Farm Bureau in connection with the reinstatement.

REDUCTIONS IN INSURANCE

     If individual life insurance on a life reinsured under this Agreement terminates, the Reinsurance Amount shall be reduced as specified in the Administration Schedule.

INCREASE IN POLICY NET AMOUNT AT RISK

A. If the Policy Net Amount at Risk on a Policy increases and the increase is subject to Farm Bureau's underwriting approval, the Reinsured Net Amount at Risk of the Policy shall only increase if the conditions of either the "Automatic Reinsurance" or "Facultative Reinsurance" articles are satisfied.
B. If the Policy Net Amount at Risk on a Policy increases causing the Reinsured Net Amount at Risk to exceed the Reinsurance Amount, and the increase is not subject to Farm Bureau's underwriting approval, Lincoln agrees to accept a portion of such increases only if and as specified in a Increasing Policy Addendum.

CHANGES IN RETENTION

A. If Farm Bureau increases its Retention on new Policies, it agrees to notify Lincoln in writing within sixty (60) days of such increase. The notice shall specify the new Retention and the Effective Date thereof.
B. Whenever Farm Bureau increases its Retention on new Policies, it also agrees to indicate in its notice whether it wishes to (1) continue its previous retention on in force Policies or (2) increase its Retention on in force Policies and recapture reinsurance. If Farm Bureau elects (2), Farm

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     Bureau's new Retention on an in force Policy shall be calculated using the insured's age, mortality class, Policy form, and country of residence at issue of the Policy.
C. If Farm Bureau elects to increase its Retention on in force Policies pursuant to section B, its new Retention for such Policies shall become effective on the later of (1) the reinsurance renewal date of the Policy first following the effective date of its new Retention for new Policies and (2) the Policy anniversary date specified in the Administration Schedule. If Farm Bureau fails to initiate recapture of reinsurance within one hundred and eighty (180) days of when the first of its Policies becomes eligible for recapture, its election to recapture reinsurance shall be considered waived.
D. If an in force Policy is subject to a waiver of premium claim on the date the Policy qualifies for a new Retention, the new Retention shall nonetheless become effective on such date for purposes of life reinsurance.
E. Farm Bureau may only elect to increase its Retention on in force Policies if
        1) it maintained a Retention greater than $0 at the time the Policy was issued and retained its Retention at such time;
        2)  it increases its Retention on all eligible in force Policies; and
        3) it retains the insurance recaptured from Lincoln at its own risk without benefit of any proportional or nonproportional reinsurance other than catastrophe accident reinsurance.
F.   Notwithstanding the preceding:
        (1) the recapture of the Reinsurance Amount shall be limited to Lincoln's portion of all reinsurance ceded by Farm Bureau on the Policy; and
        (2) if Farm Bureau gives notice of its intent to increase its Retention on in force Policies within five (5) years following a merger with another insurance company or the date it accepts the Policies by means of an assignment, the new Retention applicable to such Policies shall be limited to 200% of the original reinsured's pre-merger or pre-assignment Retention.
G. For purposes of this article, Continuations shall be considered issued on the issue date of the original Policy.

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ASSIGNMENT OF REINSURANCE

     If Farm Bureau sells, assumption reinsures or otherwise transfers the Policies to another insurer, it agrees to require that the other insurer assume all rights and obligations of Farm Bureau under this Agreement. Lincoln may object to any such transfer that would result in a material adverse economic impact to Lincoln. If Lincoln so objects, Farm Bureau and Lincoln agree to mutually calculate a termination charge that shall be paid by Farm Bureau to Lincoln upon the transfer and this Agreement shall be terminated with respect to all Policies transferred by Farm Bureau.

MATERIAL CHANGES

A. Farm Bureau agrees to notify Lincoln in writing of any anticipated Material Change in any terms or conditions of the Policies, in Farm Bureau's underwriting rules and practices applicable to the Policies or in Farm Bureau's claims practices and procedures.
B. In the event of a Material Change to the Policies, to Farm Bureau's underwriting rules and practices or to its claims practices and procedures, Lincoln may at its option
        (1) continue to reinsure the Policies under current terms;
        (2) reinsure Policies under modified terms to reflect the Material Change; or
        (3) consider future Policies as issued in a Policy form that is not reinsured under this Agreement.

ERRORS

A. Any Error by either Farm Bureau or Lincoln in the administration of reinsurance under this Agreement shall be corrected by restoring both Farm Bureau and Lincoln to the positions they would have occupied had no Error occurred. Any monetary adjustments made between Farm Bureau and Lincoln to correct an Error shall be without interest.
B. When a party claims that an Error should be corrected pursuant to section A, that party agrees to investigate whether other instances of the Error have also occurred and agrees to report its findings to the other party.

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AUDITS OF RECORDS AND PROCEDURES

A. Lincoln or Farm Bureau may audit, at any reasonable time and at its own expense, all records and procedures relating to reinsurance under this Agreement. The party being audited agrees to cooperate in the audit, including providing any information requested by the other in advance of the audit.
B. Upon request, Farm Bureau agrees to furnish Lincoln with copies of any underwriting information in Farm Bureau's files pertaining to a Policy.

ARBITRATION

A. If Farm Bureau and Lincoln cannot mutually resolve a dispute that arises out of or relates to this Agreement, the dispute shall be decided through arbitration as specified in the Arbitration Schedule. The arbitrators shall base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of applicable law. There shall be no appeal from their decision, except that either party may petition a court having jurisdiction over the parties and the subject matter to reduce the arbitrators' decision to judgement.
B. The parties intend this article to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C. Sections 1 et seq.), including any amendments to that Act which are subsequently adopted. If either party refuses to submit to arbitration as required by section A, the other party may request a United States Federal District Court to compel arbitration in accordance with the Federal Arbitration Act. Both parties consent to the jurisdiction of such court to enforce this article and to confirm and enforce the performance of any award of the arbitrators.

INSOLVENCY OF FARM BUREAU

A. In the event of the insolvency of Farm Bureau and the appointment of a conservator, liquidator or statutory successor of Farm Bureau, reinsurance shall be payable immediately upon demand to such conservator, liquidator or statutory successor, with reasonable provision for verification before payment, on the basis of claims allowed against Farm Bureau by any court of competent jurisdiction or by the conservator, liquidator or statutory successor of Farm Bureau without diminution because of the insolvency of Farm Bureau or because such conservator, liquidator or

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     statutory successor has failed to pay all or a portion of any claims.
B. In the event of the insolvency of Farm Bureau, the liquidator, receiver, or other statutory successor of Farm Bureau agrees to give Lincoln written notice of the pendency of a claim on a Policy within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, Lincoln may investigate the claim and interpose in the name of Farm Bureau (its conservator, liquidator, or statutory successor), but at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which Lincoln may deem available to Farm Bureau or its conservator, liquidator, or statutory successor.
C. The Claims Ratio of the expense thus incurred by Lincoln shall be charged, subject to court approval, against Farm Bureau as part of the expense of liquidation.

OFFSET

     Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either Farm Bureau or Lincoln with respect to this Agreement or any other reinsurance agreement between the parties, shall be offset and only the balance allowed or paid. If either Farm Bureau or Lincoln is then under formal insolvency proceedings, this right of offset shall be subject to the laws of the state exercising primary jurisdiction over such proceedings.

PARTIES TO THE AGREEMENT

     This is an Agreement for indemnity reinsurance solely between Farm Bureau and Lincoln. The acceptance of reinsurance under this Agreement shall not create any right or legal relation whatever between Lincoln and an insured, policyholder, beneficiary, or any other party to or under any Policy.

COMMENCEMENT AND TERMINATION

A. This Agreement shall be effective as of the date set forth on the cover page.
B. Either Farm Bureau or Lincoln may terminate this Agreement for new reinsurance by giving ninety (90) days' written notice to the other party. In such case, Farm Bureau

                                       12
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     agrees to continue to cede, and Lincoln agrees to continue to accept, reinsurance in accordance with this Agreement of Policies issued prior to the expiration of the ninety (90) day period. All reinsurance that has been placed in effect prior to such date shall remain in effect in accordance with the terms of this Agreement, until the earlier of (1) the termination or expiration of the Policy and (2) the termination of this Agreement pursuant to sections C or D below.
C. Reinsurance of a Policy shall terminate as of the reinsurance premium renewal date on which the Reinsured Net Amount at Risk for such Policy is less than the automatic termination amount specified in the Administration Schedule, provided the reinsurance has been in force for the period specified in the Administration Schedule.
D. Lincoln may terminate all reinsurance under this Agreement in accordance with section D of the "Payments by Farm Bureau" article if Farm Bureau fails to pay reinsurance premiums when due.

ENTIRE AGREEMENT

A. This Agreement represents the entire agreement between Farm Bureau and Lincoln and supercedes any prior oral or written agreements between the parties regarding its subject matter.
B. No modification of this Agreement shall be effective unless set forth in a written amendment executed by both parties.
C. A waiver of a right created by this Agreement shall constitute a waiver only with respect to the particular circumstance for which it is given and not a waiver in any future circumstance.

DEFERRED ACQUISITION COST TAX ELECTION

A. Lincoln and Farm Bureau each acknowledge that it is subject to taxation under Subchapter "L" of the Internal Revenue Code of 1986 (the "Code").
B. With respect to this Agreement, Lincoln and Farm Bureau agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992, whereby:
        (1) Each party agrees to attach a schedule to its federal income tax return which identifies this Agreement for which the joint election under the Regulation has been made;

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        (2) The party with net positive consideration, as defined in the
            Regulation promulgated under Code Section 848, for this Agreement for each taxable year, agrees to capitalize specified Policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(l);
        (3) Each party agrees to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency; and
        (4) This election shall be effective for the year that this Agreement was entered into and for all subsequent years that this Agreement remains in effect.

DEFINITIONS

A. AUTOMATIC LIMIT - the amount specified in the Life Benefits Schedule used to calculate the maximum Reinsurance Amount that may be ceded as Automatic Reinsurance.
B. AUTOMATIC REINSURANCE - reinsurance satisfying certain conditions relating to the reinsurance as specified in the Agreement that is ceded to Lincoln without obtaining a specific offer to reinsure from Lincoln.
C. CLAIMS RATIO - the Reinsured Net Amount at Risk on which reinsurance premiums have been computed divided by the Policy Net Amount at Risk calculated as of the date of the last premium payment.
D. CONTINUATION - a new Policy replacing a Policy or a change in an existing Policy issued or made either (1) in compliance with the terms of the Policy or (2) without (a) the same new underwriting information Farm Bureau would obtain in the absence of the Policy, (b) a suicide exclusion or contestable period as long as those contained in other new issues of Policies, or (c) the payment of the same commissions in the first year that Farm Bureau would have paid in the absence of the original Policy.
E. EFFECTIVE DATE - the date specified on the cover page on which this Agreement becomes binding on Farm Bureau and Lincoln.
F. ERROR - any isolated deviation from the terms of this Agreement resulting from the act or omission of an employee of either Farm Bureau or Lincoln whose principal function

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     relates to the administration of reinsurance, whether such deviation results from inadvertence or a mistake in judgment. "Error" shall not include any failure to comply with the terms of an offer of Facultative Reinsurance or any negligent or deliberate deviation from the terms of this Agreement.
G. FACULTATIVE REINSURANCE - reinsurance that is ceded to Lincoln only after Farm Bureau has obtained and accepted a specific offer to reinsure made by Lincoln. Such reinsurance may be ceded to Lincoln only upon the terms specified by Lincoln in its offer to reinsure and the terms of this Agreement that do not conflict with the specific offer to reinsure.
H. LINCOLN'S PROPORTIONATE SHARE - the Reinsurance Amount divided by the death benefit of a Policy as of the date of issue or as of the date of a subsequent change to the Policy that affects the Reinsurance Amount.
I. MATERIAL CHANGE - a change that a prudent insurance or reinsurance executive would consider as likely to impact upon a party's financial experience under this Agreement.
J. PARTICIPATION LIMIT - the amount specified in the Life Benefits Schedule used as a condition for ceding Automatic Reinsurance.
K. POLICY - an individual life insurance contract issued by Farm Bureau on any of the Policy forms specified in the Life Benefits Schedule. A "Policy" shall include any attached riders and endorsements specified in the Life Benefits Schedule or any Addendum to this Agreement.
L. POLICY NET AMOUNT AT RISK - on the reinsurance premium renewal date, the death benefit of a Policy less either the terminal reserve or, in the case of interest sensitive Policies, the accumulation account or cash value on the Policy, such difference taken to the nearest dollar. The terminal reserve or cash value shall be disregarded if a Policy is on either a level term plan of twenty years or less or on a decreasing term plan. The basis for determining the Policy Net Amount at Risk may be modified with the consent of both Farm Bureau and Lincoln without the need for a formal amendment of this Agreement.
M. REINSURANCE AMOUNT - the Policy death benefit at issue less any accumulative value, if applicable, less the Retention on the Policy times the percentage of Automatic Reinsurance ceded to Lincoln as specified in the Life Benefits Schedule. For Facultative Reinsurance, the "Reinsurance Amount" is that amount of the Policy death benefit at issue for which Farm Bureau accepts Lincoln's offer to reinsure.
N. REINSURED NET AMOUNT AT RISK - the percentage of Automatic Reinsurance ceded to Lincoln as specified in the Life Benefits Schedule or the percentage ceded as modified pursuant to the Facultative Reinsurance process times the remainder of (1) the Policy Net Amount at Risk less (2) the Retention on the Policy.
O. RETENTION - the amount specified in the Life Benefits Schedule that is held by Farm Bureau at its own risk on a life without the benefit of proportional reinsurance. In calculating the Retention, the sum retained by Farm Bureau on the life and in force as of the date of issue of the Policy shall be taken into account.
P. ULTIMATE AMOUNT - the projected maximum Policy Net Amount at Risk that a Policy could achieve based on reasonable assumptions made about the operation of certain characteristics of the Policy form.

EXECUTION

     Farm Bureau and Lincoln, by their respective officers, executed this Agreement in duplicate on the dates shown below. As of the Effective Date, this Agreement consists of:

     -  this Yearly Renewable Term Reinsurance Agreement numbered 21;
     -  a Life Benefits Schedule;
     -  an Administration Schedule;
     -  a Premium Schedule;
     -  an Arbitration Schedule;
     -  a Waiver of Premium Benefit Addendum;
     -  a Premium Receipt Addendum;
     -  a Last Survivor Addendum;
     -  a Guaranteed Purchase Option Addendum; and
     -  a First-To-Die Addendum.

                                 FARM BUREAU LIFE INSURANCE COMPANY

                                 Signed at        WEST DES MOINES, IOWA
                                           -------------------------------------

                                 By              /s/ James W. Noyce
                                   ---------------------------------------------

                                                   JAMES W. NOYCE
                                 Title  VICE PRESIDENT-CHIEF FINANCIAL OFFICER
                                      ------------------------------------------

                                 Date               Sept. 12, 1996
                                     -------------------------------------------

                                 By             /s/ Paul Grinvalds
                                   ---------------------------------------------

                                                 PAUL GRINVALDS
                                 Title  FINANCIAL PLANNING VICE PRESIDENT
                                      ------------------------------------------

                                 Date            Sept. 12, 1996
                                     -------------------------------------------


                                 THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                 Signed at Fort Wayne, Indiana

                                 By              /s/ Neal Anrold
                                   ---------------------------------------------
                                                  Vice President

                                 Date            August 30, 1996
                                     -------------------------------------------

                                 By              /s/ Elene Giles
                                   ---------------------------------------------
                                               Assistant Secretary

                                 Date            August 30, 1996
                                     -------------------------------------------

                             LIFE BENEFITS SCHEDULE
                        (Effective as of March 14, 1996)
                                       to
                             Agreement Number 537/21

     POLICIES REINSURED: Farm Bureau agrees to cede reinsurance in the listed percentages of Policies issued on the following Policy forms with issue dates from and until the dates listed below to insureds having surnames beginning with the letters of the alphabet shown. Any Addenda referred to in the last column shall also be applicable to reinsurance of the Policy.

                                PERCENT OF          POLICY
                               REINSURANCE        ISSUE DATES      ALPHA      APPLICABLE
POLICY FORM                  CEDED TO LINCOLN      FROM/UNTIL      SPLIT       ADDENDA
-----------                  ----------------     -----------      -----      ----------
Universal Life
(Form 434-112
(03-96))                           100%           03-14-96/--       A-Z       WP,PR,GP

Universal First-
To-Die Rider
(Form 434-850
(03-96))                           100            03-14-96/--       A-Z           FD

Universal Adult
Term Rider
(Form 434=862R
(03-96))                           100            03-14-96/--       A-Z           --

Universal Children's
Term Rider
(Form 434-832R
(03-96))                           100            03-14-96/--       A-Z           --

Variable Universal
Life (Form 434-114
(03-96))                           100            03-14-96/--       A-Z       WP,PR,GP

Last Survivor
Universal Life
(Form 434-158
(03-96))                           100            03-14-96/--       A-Z       LS,PR,GP

Universal Cost of
Living Increase Benefit
(Form 434-091(03-96))              100            03-14-96/--       A-Z           --

RETENTION: Farm Bureau agrees to hold the following Policy Net Amounts at Risk at its own risk on a life without the benefit of proportional reinsurance. In calculating its Retention, amounts retained by Farm Bureau on other individual life insurance Policies in force as of the issue date of the Policy shall be taken into account.

                  AGES       STANDARD-TABLE P
                  ----       ----------------
                  All           $ 500,000

The above limits may be exceeded by as much as $25,000 in order to avoid reinsurance.

AUTOMATIC LIMITS: To bind Automatic Reinsurance, the maximum amount of life insurance in force with Farm Bureau on a single life, or in the case of individual life insurance with increasing death benefits, the Ultimate Amounts, plus all amounts applied for from Farm Bureau on that life, or in the case of individual life insurance with increasing death benefits, the Ultimate Amounts, may not exceed the sum of the Retention on the life plus the following amounts.

                   AGES        STANDARD-TABLE P      OVER TABLE P
                   ----        ----------------      ------------
                   0-70           $ 2,500,000            None
                  Over 70            None                None

PARTICIPATION LIMITS: To bind Automatic Reinsurance, the sum of (1) the maximum amount of individual life insurance in force on the insured in all companies or, in the case of individual life insurance with increasing death benefits, the Ultimate Amounts, as of the Policy Date of a Policy and (2) the amount then being applied for by all companies, or in the case of individual life insurance with increasing death benefits, the Ultimate Amounts, on the insured, may not exceed the following amounts.

                  AGES       STANDARD-TABLE P
                  ----       ----------------
                  0-70          $ 5,000,000

                             ADMINISTRATION SCHEDULE
                        (Effective as of March 14, 1996)
                                       to
                             Agreement Number 537/21


TO PLACE REINSURANCE INTO EFFECT

(1) FOR AUTOMATIC REINSURANCE: Farm Bureau agrees to cede Automatic Reinsurance of a Policy by including all required information about the Policy on the new business segment of the next self administered statement submitted in accordance with the REPORTS section below following issuance of the Policy.

(2) FOR FACULTATIVE REINSURANCE: Farm Bureau agrees to submit an application form for Facultative Reinsurance in substantial accord with the attached form. It agrees to allocate reinsurance in accordance with its published facultative placement rules among those reinsurers making facultative offers to reinsure a Policy. If according to such rules Lincoln's offer is the one Farm Bureau intends to accept, Farm Bureau shall cede Facultative Reinsurance of the Policy by including all required information about the Policy on the new business segment of the next self-administered statement submitted in accordance with the REPORTS section below within one hundred twenty (120) days from date of Lincoln's facultative offer or the date specified in Lincoln's approval of a written request from Farm Bureau to grant an extension to the facultative offer.

MINIMUM CESSION REQUIREMENT

Farm Bureau agrees not to cede any Policy as Automatic Reinsurance if the Reinsurance Amount of the Policy is less than $25,000.

REPORTS

Within thirty (30) days following the end of each month, Farm Bureau agrees to send Lincoln the following three (3) reports:

     (1) A BILLING STATEMENT containing Policy level detail in a form mutually acceptable to Farm Bureau and Lincoln. At a minimum, it shall contain the data elements specified in the attached Policy Detail Report. If the Policy contains supplemental benefits that are also reinsured, each segment of the Billing Statement shall include supplemental benefit detail.

         The Billing Statement shall be segmented as follows:

            -  NEW ISSUES and first-year premiums due for new reinsurance.
            - BALANCE OF FIRST-YEAR POLICIES (Policies previously reported as new issues) and corresponding balance of first-year reinsurance premiums due for the reporting period.
            - POLICIES WITH RENEWAL REINSURANCE PREMIUMS due during the reporting period.
            - POLICIES THAT HAVE UNDERGONE A CHANGE that affects reinsurance. Separate segments may be submitted for any change affecting reinsurance of a Policy, including
                  -  reissues,
                  -  reinstatements,
                  -  terminations,
                  -  reductions,
                  -  changes in Retention,
                  -  changes in mortality ratings,
                  -  issuance of a Continuation, and
                  -  increases or decreases in the Net Amount at Risk

      (2) A SUMMARY ACCOUNTING REPORT that summarizes all financial transactions during the reporting period. The report shall separately total life and supplemental benefits for the first year reinsurance premiums are due, shall total life and supplemental benefits for renewal reinsurance premiums due, and shall identify all adjustments therefrom.

      (3) A POLICY EXHIBIT REPORT in substantial accord with the attached form that indicates in force reinsurance as of the beginning of the reporting period, increases during the reporting period (new reinsurance, reinstatements, recoveries, or other increases) and all decreases during the reporting period (terminations, reductions, surrenders, death claims or other decreases); and the resulting in force reinsurance as of the end of the reporting period.

Farm Bureau agrees to send Lincoln within ten (10) working days following each quarter-end a RESERVE REPORT in substantial accord with the attached form.

Lincoln may request a change in the reporting requirements in order to obtain data it reasonably needs to properly administer this Agreement or to prepare its financial statements.

REINSURANCE PREMIUMS DUE

Reinsurance premiums are payable monthly in arrears and are due with the reports submitted pursuant to the REPORTS section above.

INCREASE IN LIMIT OF RETENTION

If Farm Bureau elects to increase its Retention on in force Policies, the increased Retention may not become effective for a Policy until the Policy's tenth anniversary date.

REDUCTIONS IN INSURANCE

(1) For purposes of this section only, the term "Policy" shall refer to any life insurance issued by Farm Bureau on the insured person, whether or not reinsured with Lincoln.

(2) If life insurance retained by Farm Bureau on an insured person reduces because a Policy on that life lapses or reduces in accordance with the terms of a Policy, the Reinsurance Amount shall be reduced as of the effective date of the termination or reduction in insurance to restore, as far as possible, the Retention of Farm Bureau on the life.

(3) Reinsurance shall first be reduced on the specific Policy that was terminated or reduced. The balance, if any, of the reduction in the Reinsurance Amount shall be applied to reinsurance of other policies on the life beginning with the first Policy issued.

(4) Notwithstanding the preceding, the reduction of the Reinsurance Amount shall not exceed the amount of the reduction times Lincoln's share of the total reinsurance on the life prior to the reduction and shall not include any Policy ceded as Facultative Reinsurance on which, at the time of issue, Farm Bureau retained less than its Retention on the life.

AUTOMATIC TERMINATION

Reinsurance of a Policy shall terminate as of the beginning of the Policy year during which the Reinsured Net Amount at Risk will be less than $5,000, provided reinsurance of the Policy has been in force for a period of at least three (3) years.

CLAIMS ADMINISTRATION

Claims shall be individually reported as incurred using a form in substantial accord with the attached form. Farm Bureau may take credit for unearned reinsurance premiums from the date of death to the next Policy paid to date on its next billing statement.

PREMIUM TAX ADMINISTRATION

Payment to Farm Bureau from Lincoln for any premium tax reimbursement shall be made annually following each year end.

                                PREMIUM SCHEDULE
                        (Effective as of March 14, 1996)
                                       to
                             Agreement Number 537/21

     STANDARD REINSURANCE PREMIUMS

     BASIC REINSURANCE PREMIUM RATES: The monthly reinsurance premium rates for reinsurance ceded under this Agreement shall be Farm Bureau's applicable attached cost of insurance rates charged the insured per thousand dollars of Reinsured Net Amount At Risk times the following percentages:

                                                        SMOKING             POLICY YEAR
                 PLAN                                    STATUS          1     2-10    11+
                 ----                                   -------          -     ----    ---
Universal Life (Form 434-112 (03-96)) and
Variable Universal Life (Form 434-114 (03-96))

                                                     Preferred Plus      0%     52%    73%
                                                     Non-Tobacco         0      54     75
                                                     Tobacco             0      47     68

                                          SMOKING             ISSUE             POLICY YEAR
            PLAN                           STATUS              AGE           1    2-10*   11+*
            ----                          -------             -----          -    -----   ----
Last Survivor Universal Life
(Form 434-158 (03-96))                  Non-Tobacco/          0-69           0%    37%     78%
                                        Non-Tobacco          Over 69         0     72      93

                                        Non-Tobacco/          0-69           0     32      68
                                        Tobacco              Over 69         0     52      88

                                        Tobacco/              0-69           0     22      53
                                        Tobacco              Over 69         0     27      78

          * Renewal premiums shall be subject to a minimum rate, after allowances, of .015 per thousand per month.

                                          SMOKING             ISSUE            POLICY YEAR
            PLAN                           STATUS              AGE           1    2-10    11+
            ----                          -------             -----          -    ----    ---
Universal First-To-Die Rider
(Form 434-850 (03-96))                  Non-Tobacco/          0-69           0%    62%     88%
                                        Non-Tobacco          Over 69         0     93     100

                                        Non-Tobacco/          0-69           0     62      88
                                        Tobacco              Over 69         0     83      95

                                        Tobacco/              0-69           0     62      88
                                        Tobacco              Over 69         0     73      95

The reinsurance premium for the Universal Adult Term Rider (Form 434-862R (03-96)) and the Universal Children's Term Rider (Form 434-832R (03-96)) shall be the same as the base plan to which the rider is attached.

ADDITIONAL AMOUNTS PAID BY FARM BUREAU:

(1) SUBSTANDARD PREMIUMS: For Policies written on substandard risks, the appropriate premium rate shall be adjusted by multiplying the rate by 25% for each table assessed the risk and adding such amount to the reinsurance premiums due.

(2) TEMPORARY FLAT EXTRA PREMIUMS: Farm Bureau agrees to pay Lincoln a temporary flat extra premium equal to the product of the flat extra premium assigned by Farm Bureau or Lincoln on the Policy times the Reinsured Net Amount at Risk minus an allowance often percent (10%) for all renewal years such premium is payable.

(3) PERMANENT FLAT EXTRA PREMIUMS: Farm Bureau agrees to pay Lincoln's Proportionate Share of any permanent flat extra premium paid calculated on the initial Reinsured Net Amount at Risk minus an allowance of seventy-five percent (75%) for the first year such premium is payable and ten percent (10%) for all renewal years such premium is payable.

(4) CONTINUATIONS: Premiums payable for reinsurance of a Continuation shall be based on the age at issue and duration from issue of the original Policy. If the premium scale applicable to a Continuation contains a Policy fee, Farm Bureau agrees to pay a first-year Policy fee on the Continuation if a Policy fee was not paid at issue of the original Policy.

ADDITIONAL AMOUNTS PAID BY LINCOLN:

(1) PREMIUM TAXES. When Lincoln is not obligated to pay state premium taxes on reinsurance premiums received from Farm Bureau pursuant to this Agreement, it agrees to reimburse Farm Bureau for premium taxes equal to the average premium tax rate paid by Farm Bureau during the calendar year times the amount of reinsurance premiums (excluding Policy fees, if any) paid hereunder during the calendar year.

(2) EXPERIENCE REFUNDS: Lincoln shall not pay an experience refund to Farm
Bureau.

(3) UNEARNED PREMIUMS: Lincoln agrees to refund, without interest, any reinsurance premiums unearned as of the date of death of an insured person or as of the date of a reduction of reinsurance pursuant to the "Reductions" article.

SPECIAL CONSIDERATIONS:

Pursuant to paragraph 2.6 of the Last Survivor Addendum, the Joint Equal Age shall be calculated by using the attached formula.

                              ARBITRATION SCHEDULE
                         (Effective as of March 14,1996)
                                       to
                             Agreement Number 537/21

To initiate arbitration, either Farm Bureau or Lincoln agrees to notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent agrees to respond in writing to the notification within ten (10) days of its receipt.

The arbitration hearing shall be held before a panel of three arbitrators, each of whom must be a present or former officer of a life insurance company. An arbitrator may not be a present or former officer, attorney, or consultant of Farm Bureau or Lincoln, or either's affiliates.

Farm Bureau and Lincoln agree to each name five (5) candidates to serve as an arbitrator. Each agree to choose one candidate from the other's list, and these two candidates shall serve as the first two arbitrators. If one or more candidates so chosen decline to serve as an arbitrator, the party that named the candidate shall add an additional candidate to its list, and the other party agrees to again choose one candidate from the list. This process shall continue until two arbitrators have been chosen and have accepted. Farm Bureau and Lincoln agree to present their initial lists of five (5) candidates by written notification to the other party within twenty-five (25) days of the date of the mailing of the notification initiating the arbitration. Any subsequent additions to the list which are required shall be presented within ten (10) days of the date the naming party receives notice that a candidate who has been chosen declines to serve.

The two arbitrators shall select the third arbitrator from the eight (8) candidates remaining on the lists of Farm Bureau and Lincoln within fourteen
(14) days of the acceptance of their positions as arbitrators. If the two arbitrators cannot agree on the choice of a third, then this choice shall be referred back to Farm Bureau and Lincoln. Farm Bureau and Lincoln agree to take turns striking the names of the remaining candidates from the initial eight (8) candidates until only one candidate remains. If the candidate so chosen shall decline to serve as the third arbitrator, the candidate whose name was stricken last shall be nominated as third arbitrator. This process shall continue until a candidate has been chosen and accepted. This candidate shall serve as the third arbitrator. The first turn at striking the name of a candidate shall belong to the party that is responding to the other party's initiation of arbitration. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by a majority of votes.

It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in the "Arbitration" article. At no time shall either Farm Bureau or Lincoln contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both Farm Bureau and Lincoln to inform those candidates actually chosen as arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute shall be coordinated with the other party and shall be provided simultaneously to the other party or shall take place in the presence of the other party. Further, at no time shall any arbitrator be informed that he or she has been named or chosen by one party or the other.

The arbitration hearing shall be held on the date and in the location set by the arbitrators. In no event shall this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators shall establish prearbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party agrees to provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence and agree to give the evidence such weight as they deem appropriate after consideration of any objections raised concerning it. The party initiating the arbitration shall have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing. Within twenty
(20) days after the end of the arbitration hearing, the arbitrators shall issue a written decision that sets forth their findings and any award to be paid as a result of the arbitration, except that the arbitrators may not award punitive or exemplary damages. In their decision, the arbitrators shall apportion the costs of arbitration, which shall include, but not be limited to, their own fees and expenses.

                            WAIVER OF PREMIUM BENEFIT
                                    ADDENDUM
                        (Effective as of March 14, 1996)
                                       to
                             Agreement Number 537/21

The provisions of the Agreement shall apply in all respects to reinsurance of the Waiver of Premium Benefit provided by the Policies except as otherwise set forth in this Addendum.

This Addendum is referred to as "WP" in the "Applicable Addendum" column of the POLICIES REINSURED section of the Life Benefits Schedule.

                                 1. DEFINITIONS

   1.1. Lincoln's Proportionate Share - the face amount of the Waiver of Premium Benefit less Farm Bureau's Waiver of Premium Retention divided by the face amount of the Waiver of Premium Benefit.

   1.2. Policy Premiums - the insurance premiums, cost of insurance rates or other specified amounts due for the life insurance benefit of a Policy.

   1.3. Waiver of Premium Benefit - a benefit provided pursuant to a Policy wherein Farm Bureau agrees to relinquish its right to Policy Premiums in the event of the Policyowner's disability until such disability is ended.

                              2. REINSURANCE TERMS

   2.1. Farm Bureau agrees to cede, and Lincoln agrees to accept, Lincoln's Proportionate Share of the Waiver of Premium Benefit if the following conditions are met:

   2.1.1. Farm Bureau retains the following amounts of Waiver of Premium Benefit on a life:

                            $7,500 of Annual Premium

   2.1.2. the sum of Waiver of Premium Benefit issued by Farm Bureau then in force on the insured life and the amount of Waiver of Premium Benefit then being applied for from Farm Bureau does not exceed the sum of Farm Bureau's face amount of the Policy that corresponds with the amount of annual premium retained as specified above and the following amounts:

              AGES      STANDARD-TABLE F    OVER TABLE F
              ----      ----------------    ------------
              0-44        $ 3,000,000           None
             45-65          1,500,000           None
            Over 65           None              None

   2.1.3. the sum of the amount of Waiver of Premium Benefit then in force on the insured life in all companies and the amount of Waiver of Premium Benefit then being applied for on the insured life from all companies does not exceed the following amounts:

                      AGES         STANDARD
                      ----         --------
                      0-70       $ 5,000,000

   2.2. Farm Bureau agrees to place Waiver of Premium reinsurance into effect by following the procedures for placing life reinsurance into effect as set forth in the Administrative Schedule of the Agreement.

   2.3. Waiver of Premium Benefits shall be coinsured with Lincoln Reinsurance shall follow the forms of Farm Bureau. Farm Bureau agrees to pay Lincoln reinsurance premiums for Waiver of Premium reinsurance equal to Lincoln's Proportionate Share of the premium rates as shown in the Premium Schedule and labeled "UL/VUL NEW ISSUES-Waiver of Charges Percentages" less an allowance of

      75% of such premium in the first year and 10% in renewal years.

Waiver of Premium reinsurance premiums are payable with the same frequency as, and due with, the associated life reinsurance premium. Waiver of Premium reinsurance premiums shall not be due while a Waiver of Premium Benefit is being paid. However, while a Waiver of Premium Benefit is being paid, Farm Bureau agrees to continue to pay Lincoln premiums for reinsurance of other benefits provided by the Policy in accordance with the Agreement or applicable addenda.

   2.4. Farm Bureau agrees to give Lincoln prompt notice of any Waiver of Premium claim, and upon request, agrees to provide proof of the insured person's continuing disability. Lincoln's reinsurance liability for Waiver of Premium claims shall equal Lincoln's Proportionate Share of Policy Premiums waived by Farm Bureau under the Policy. Farm Bureau agrees to notify Lincoln upon the termination of a Waiver of Premium claim and agrees to resume paying Waiver of Premium reinsurance premiums starting with the beginning of the first month following the date the person is no longer eligible for such Waiver of Premium Benefit.

   2.5 Farm Bureau may elect to recapture reinsurance of in force Waiver of Premium reinsurance in accordance with the procedures set forth in the Agreement. If Farm Bureau elects to recapture such reinsurance but an insured person is subject to a Waiver of Premium claim when an increase of its Waiver of Premium Retention would otherwise become effective, Waiver of Premium reinsurance shall remain at the current Retention until the Policy returns to a premium-paying status. After such time, the intended recapture shall occur.

                            PREMIUM RECEIPT ADDENDUM
                        (Effective as of March 14, 1996)
                                       to
                             Agreement Number 537/21

The provisions of the Agreement shall apply in all respects to reinsurance of Farm Bureau's Premium Receipt except as otherwise set forth in this Addendum.

This Addendum is referred to as "PR" in the "Applicable Addendum" column of the POLICIES REINSURED section of the Life Benefits Schedule.

Provided the conditions specified below are fulfilled, Lincoln agrees to pay Farm Bureau the Reinsured Net Amount at Risk on any claim paid by Farm Bureau pursuant to a Premium Receipt, except that Lincoln's liability pursuant to this Addendum shall not exceed the greater of (a) $250,000, the limit of liability set forth in Farm Bureau's Premium Receipt, and (b) $1,000,000, Farm Bureau's collection limit, only if Farm Bureau is ordered to pay such higher amount by a court of competent jurisdiction.

The following conditions must be satisfied in order for reinsurance of a Premium Receipt to be effective:

   1. Farm Bureau must become liable for a claim pursuant to a Premium Receipt issued in a form identical to that attached to this Addendum;

   2. the Premium Receipt must be given, in return for cash received with an application for a Policy; and

   3. either the Policy being applied for must qualify for Automatic Reinsurance or Farm Bureau has not received a facultative offer of reinsurance on the application from another reinsurer which is a better offer than any facultative offer made by Lincoln as determined by Farm Bureau's published reinsurance placement rules in force on the date of death.

Reinsurance provided pursuant to this Addendum shall terminate with respect to a Policy, and reinsurance provided pursuant to the Agreement shall commence, on the date during the lifetime of the proposed insured that Farm Bureau approves insurance pursuant to the application.

                             LAST SURVIVOR ADDENDUM
                         (Effective as of March 14,1996)
                                       to
                            Agreement Number 537 / 21

The provisions of the Agreement shall apply in all respects to reinsurance of Last Survivor Policies except as otherwise set forth in this Addendum.

This Addendum is referred to as "LS" in the "Applicable Addendum" column of the POLICIES REINSURED section of the Life Benefits Schedule.

                                 1. DEFINITIONS

Last Survivor Policy - a Policy insuring two or more persons wherein a death benefit under the Policy is paid only after all insureds have died, but which also provides that, upon the death of any insured other than the last, the terminal reserve or cash value of the Policy will not increase. The provisions of this Addendum assume that only two persons are insured under a Last Survivor Policy. However, if more than two persons are insured, the word "both" as used herein shall mean "all" and the word "either" shall mean "any."

                              2. REINSURANCE TERMS

   2.1. Farm Bureau's Retention for Last Survivor Policies is set forth in the Life Benefits Schedule. Farm Bureau agrees to retain the greatest amount which it could retain of its Retention taking into account the sum of amounts previously issued and retained on all insureds under the Last Survivor Policy.

   2.2. To qualify for Automatic Reinsurance, each insured under the Last Survivor Policy, before making age adjustments to calculate a joint equal age for premium purposes, must satisfy the conditions for Automatic Reinsurance as set forth in the Agreement.

   2.3. Farm Bureau agrees to place reinsurance of Last Survivor Policies into effect by following the procedures set forth in the Administrative Schedule of the Agreement, except that the administrative information provided on each insured shall cross reference the administrative information relating to other insureds under the Last Survivor Policy.

   2.4. Reinsurance premiums shall be based on the Joint Equal Age of the insureds under the Last Survivor Policy. The Joint Equal Age shall be calculated by using the formula described in the Premium Schedule. Reinsurance premiums shall equal the appropriate rate from the Premium Schedule for the Joint Equal Age times the Reinsured Net Amount at Risk. Such rates shall apply regardless of the Reinsurance Amount under the Last Survivor Policy.

   2.5. Farm Bureau shall only pay one Policy fee, if applicable, on the Last Survivor Policy.

   2.6. Farm Bureau agrees to notify Lincoln of each death and to obtain proof of death upon the death of each insured. It agrees to investigate each death and assert any defenses from liability under the Policy in accordance with its normal claims procedures. Lincoln shall pay the Reinsured Net Amount at Risk under the Policy only after receiving proof of the death of the last insured under the Policy to die.

                           GUARANTEED PURCHASE OPTION
                                    ADDENDUM
                         (Effective as of March 14,1996)
                                       to
                             Agreement Number 537 / 21

The provisions of the Agreement shall apply in all respects to reinsurance of Guaranteed Purchase Options and Opted Policies issued in connection with Guaranteed Purchase Options.

This Addendum is referred to as "GP" in the "Applicable Addendum" column of the POLICIES REINSURED section of the Life Benefits Schedule.

                                 1. DEFINITIONS

   1.1. Base Policy - a Policy which provides a Guaranteed Purchase Option for an Opted Policy.

   1.2. GPO - an option to purchase additional insurance triggered by the insured reaching pre-defined ages or a specified event without providing evidence of insurability

   1.3. Maximum Face Amount - the sum of the Base Policy and the maximum face amount on the insured life which may be purchased without evidence of insurability under the Guaranteed Purchase Options, if all options are elected.

   1.4. Opted Policy - an individual life insurance Policy, or an increase to the face amount of an existing Policy, issued as the result of a Guaranteed Purchase Option triggered by the insured reaching pre-defined ages or a specified event.

                        2. REINSURANCE OF OPTED POLICIES

   2.1.   Lincoln agrees to accept reinsurance of an Opted Policy only

   2.1.1. when such reinsurance would otherwise fall within the automatic provisions of the Agreement in effect between Farm Bureau and Lincoln on the effective date of the Opted Policy that gives rise for such reinsurance;

   2.1.2. when the Base Policy to which the Guaranteed Purchase Option rider is attached was issued on a standard basis with no extra premiums or exclusion riders of any kind;

   2.1.3. when, in the underwriting opinion given on a facultative submission at the time of issue of the Guaranteed Purchase Option rider, Lincoln has not stated that the risk is not eligible for such a rider or had not stated that the case should be rated or issued with an exclusion rider of any kind; and

   2.1.4. when the Maximum Face amount does not exceed the sum of Farm Bureau's Retention and the Automatic Limits specified in the Life Benefit Schedule of the Agreement.

   2.2. Farm Bureau agrees to place reinsurance into effect on the Opted Policy by following the procedures for placing reinsurance into effect as set forth in the Administrative Schedule of the Agreement.

   2.3. Farm Bureau agrees to pay Lincoln an extra single premium at the time of issue of the Opted Policy equal to the Reinsured Net Amount at Risk times the appropriate rate set forth in the Premium Schedule labeled "SCHEDULE 4-91" based on the original issue age of the insured and the attained duration of the Base Policy.

   2.4. Additionally, from the issue date of the Opted Policy and annually thereafter. Farm Bureau agrees to pay Lincoln a reinsurance premium equal to the Reinsured Net Amount at Risk times the appropriate rate set forth in the Premium Schedule based on the original issue age of the insured and the attainted duration of the Base Policy. Any reinsurance premium adjustments payable on the Base Policy shall be payable under the Opted Policy.

   2.5. Lincoln shall reimburse Farm Bureau for Farm Bureau Net Amount at Risk of benefits paid pursuant to Opted Policies.

   2.6. Farm Bureau may increase its Retention, and elect to recapture reinsurance of Opted Policies, in accordance with the procedures set forth in the Agreement.

                              FIRST-TO-DIE ADDENDUM
                        (Effective as of March 14, 1996)
                                       to
                             Agreement Number 537/21

The provisions of the Agreement shall apply in all respects to reinsurance of First-To-Die Policies except as otherwise set forth in this Addendum.

This Addendum is referred to as "FD" in the "Applicable Addendum" column of the POLICIES REINSURED section of the Life Benefits Schedule.

                                 1. DEFINITIONS

   1.1. First-To-Die Policy - a Policy which insures two or more persons under which a death benefit is paid only when the first of the insureds dies. The provisions of this Addendum assume that only two persons are insured under a First-To-Die Policy. However, if more than two persons are insured, the word "both" as used herein shall mean "all" and the word "either" shall mean "any."

   1.2. Simultaneous Death - the death of the second insured under a First-To-Die Policy within a certain the number of days of the death of the first insured as specified in the First-To-Die Policy.

                             2. TERMS OF REINSURANCE

   2.1. In determining its Retention on the First-To-Die Policy, Farm Bureau shall first determine what its Retention would be on each insured under the First-To-Die Policy if each were obtaining a single life Policy. For the First-To-Die Policy, it agrees to retain the lowest amount which it could retain on either life taking into account amounts previously issued and retained on either of the insured lives.

   2.2. To qualify for Automatic Reinsurance, each insured under the First-To-Die Policy must satisfy the conditions for Automatic Reinsurance as set forth in the Agreement.

   2.3. Farm Bureau agrees to place reinsurance of First-To-Die Policies into effect by following the procedures set forth in the Administrative Schedule of the Agreement, except that the administrative information provided on each insured shall cross reference the administrative information relating to other insureds under the First-To-Die Policy.

   2.4. Reinsurance premiums shall be payable for each insured under the First-To-Die Policy. Premiums shall equal the appropriate rate from the Premium Schedule for each insured's age, sex, smoking status and underwriting classification times the Reinsured Net Amount at Risk for that insured. Such rate shall apply regardless of the Reinsurance Amount under the First-To-Die Policy.

   2.5. Farm Bureau shall only pay one Policy fee, if applicable, on the First-To-Die Policy.

   2.6. Upon receiving notice from Farm Bureau of the first death under the First-To-Die Policy, Lincoln shall pay Farm Bureau the Reinsured Net Amount at Risk on such insured. Lincoln shall only reimburse Farm Bureau for one death under the First-To Die Policy even if the Policy contains a Simultaneous Death benefit provision.

                                    AMENDMENT

      to the Yearly Renewable Term Reinsurance Agreement (the "Agreement")
                        effective March 14,1996, between

          FARM BUREAU LIFE INSURANCE COMPANY of West Des Moines, Iowa,

                    hereinafter referred to as "Farm Bureau,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                      hereinafter referred to as "Lincoln."

     1. On and after the first day of September, 1998, the Premium Receipt Addendum of the Agreement shall be replaced with the Temporary Insurance Agreement Addendum, attached hereto.

     2. It is hereby agreed that on and after the first day of September, 1998, all references to the Premium Receipt in the Agreement shall refer to the Temporary Insurance Agreement.

     3. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

     IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

FARM BUREAU LIFE INSURANCE COMPANY

Signed at WEST DES MOINES, IOWA

By       /s/ JoAnn W. Rumelhart         By          /s/ Paul Grinvalds
  -----------------------------------      -------------------------------------


Title      JoAnn W. Rumelhart           Title          PAUL GRINVALDS
      Vice President Life Operations          VARIABLE OPERATIONS VICE PRESIDENT
     --------------------------------         ----------------------------------


Date             3/11/99                 Date             3/11/99
    ---------------------------------         ----------------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana


By         /s/ James B. Keller          By
  -----------------------------------     --------------------------------------
             Vice President                        Assistant Secretary


Date             3/8/99                 Date              3/2/99
    ---------------------------------       ------------------------------------

                               TEMPORARY INSURANCE
                               AGREEMENT ADDENDUM
                         (Effective as of March 14,1996)
                                       to
                               Agreement Number 21


The provisions of the Agreement shall apply in all respects to reinsurance of Farm Bureau's Temporary Insurance Agreement except as otherwise set forth in this Addendum.

This Addendum is referred to as "TIA" in the "Applicable Addendum" column of the POLICIES REINSURED section of the Life Benefits Schedule.

Provided the conditions specified below are fulfilled, Lincoln agrees to pay Farm Bureau the Reinsured Net Amount at Risk on any claim paid by Farm Bureau pursuant to a Temporary Insurance Agreement, except that Lincoln's liability pursuant to this Addendum shall not exceed the greater of (a) two hundred fifty thousand dollars ($250,000), the limit of liability set forth in Farm Bureau's Temporary Insurance Agreement, and (b) one million dollars ($1,000,000), Farm Bureau's collection limit, only if Farm Bureau is ordered to pay such higher amount by a court of competent jurisdiction.

The following conditions must be satisfied in order for reinsurance of a Temporary Insurance Agreement to be effective:

    1. Farm Bureau must become liable for a claim pursuant to a Temporary Insurance Agreement issued in a form identical to that attached to this Addendum;

    2. The Temporary Insurance Agreement must be given, in return for cash received with an application for a Policy; and

    3. Either the Policy being applied for must qualify for Automatic Reinsurance or Farm Bureau has not received a facultative offer of reinsurance on the application from another reinsurer which is a better offer than any facultative offer made by Lincoln as determined by Farm Bureau's published reinsurance placement rules in force on the date of death.

Reinsurance provided pursuant to this Addendum shall terminate with respect to a Policy, and reinsurance provided pursuant to the Agreement shall commence, on the date during the lifetime of the proposed insured that Farm Bureau approves insurance pursuant to the application.

                                    AMENDMENT

      to the Yearly Renewable Term Reinsurance Agreement (the "Agreement")
                        effective March 14, 1996, between

                       FARM BUREAU LIFE INSURANCE COMPANY
                                       of
                             West Des Moines, Iowa,

                    hereinafter referred to as "Farm Bureau,"

                                       and

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                       of
                              Fort Wayne, Indiana,

                      hereinafter referred to as "Lincoln."

     1. Effective the fourteenth day of March, 1996, the current cost of insurance rates attached to the Premium Schedule of the Agreement shall be extended to include the cost of insurance rates, attached hereto.

     2. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

     IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

FARM BUREAU LIFE INSURANCE COMPANY

Signed at  WEST DES MOINES, IOWA

By     /s/ JoAnn Rumelhart              By     /s/ Paul Grinvalds
  -----------------------------------     --------------------------------------


Title   JoAnn Rumelhart                 Title Paul Grinvalds
        Exec. V.P. & General Manager          Vice President-Life Administration
     --------------------------------        -----------------------------------


Date    August 29, 2000                 Date     August 29, 2000
    ---------------------------------        -----------------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana


By                                      By       /s/ Elena Giles
  -----------------------------------     --------------------------------------
        Second Vice President                    Assistant Secretary


Date           8/11/00                  Date         8/10/2000
    ---------------------------------       ------------------------------------

                                    AMENDMENT

      to the Yearly Renewable Term Reinsurance Agreement (the "Agreement")
                        effective March 14, 1996, between

                       FARM BUREAU LIFE INSURANCE COMPANY
                                       of
                             West Des Moines, Iowa,

                    hereinafter referred to as "Farm Bureau,"

                                       and

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                       of
                              Fort Wayne, Indiana,

                      hereinafter referred to as "Lincoln."

     1. The basic reinsurance premium rates as shown in the Premium Schedule, attached hereto, shall apply to reinsurance ceded under the Agreement on and after the first day of July, 1999.

     2. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

     IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

FARM BUREAU LIFE INSURANCE COMPANY

Signed at  WEST DES MOINES, IOWA

By       /s/ JoAnn Rumelhart            By    /s/ Paul Grinvalds
  -----------------------------------     --------------------------------------


Title    JoAnn Rumelhart                Title Paul Grinvalds
     --------------------------------        -----------------------------------
         Exec. V.P. & General Manager         Vice President-Life Administration


Date      August 29, 2000               Date     August 29, 2000
    ----------------------------------      ------------------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana


By                                      By       /s/ Elena Giles
  -----------------------------------      -------------------------------------
         Sr Vice President                      Assistant Secretary


Date           8-11-00                  Date         8-11-2000
    ---------------------------------        -----------------------------------

                                PREMIUM SCHEDULE
                          (Effective as of July 1,1999)
                                       to
                               Agreement Number 21

     STANDARD REINSURANCE PREMIUMS

     (1) BASIC REINSURANCE PREMIUM RATES: The monthly reinsurance premium rates for reinsurance ceded under this Agreement shall be Farm Bureau's applicable attached(1) cost of insurance rates charged the insured per thousand dollars of Reinsured Net Amount At Risk times the following percentages:

                                                                SMOKING                  POLICY YEAR
          PLAN                     CESSION TYPE                  STATUS                1   2-10    11+
          ----                     ------------                 -------                -   ----    ---
Universal Life
(Form 434-112 (03-96))
and Variable Universal Life
(Form 434-114 (03-96)          Automatic Reinsurance      Preferred Non-Tobacco,
                                                          Standard Non-Tobacco,
                                                          Preferred Tobacco, and
                                                          Standard Tobacco             0%   43%    61%

                               Facultative Reinsurance    Preferred Non-Tobacco,
                                                          Standard Non-Tobacco,
                                                          Preferred Tobacco,
                                                          and Standard Tobacco         0%   50%    68%

                                  SMOKING             ISSUE               POLICY YEAR
           PLAN                    STATUS              AGE             1  2-10(2) 11+(2)
           ----                   -------             -----            -  ------- ------
Last-Survivor Universal Life
(Form 434-158 (03-96))          Non-Tobacco/           0-69            0%   37%     78%
                                Non-Tobacco           Over 69          0    72      93

                                Non-Tobacco/           0-69            0    32      68
                                Tobacco               Over 69          0    52      88

                                Tobacco/               0-69            0    22      53
                                Tobacco               Over 69          0    27      78

                                  SMOKING             ISSUE               POLICY YEAR
           PLAN                    STATUS              AGE             1   2-10     11+
           ----                   -------             -----            -   -----   ----
Universal First-To-Die Rider
(Form 434-850(03-96))           Non-Tobacco/           0-69            0%   62%      88%
                                Non-Tobacco           Over 69          0    93      100

                                Non-Tobacco/           0-69            0    62       88
                                Tobacco               Over 69          0    83       95

                                Tobacco/               0-69            0    62       88
                                Tobacco               Over 69          0    73       95

(2) UNIVERSAL ADULT TERM RIDER (FORM 434-862R (03-96)) AND THE UNIVERSAL CHILDREN'S TERM RIDER (FORM 434-832R (03-96)): The reinsurance premium shall be the same as the base plan to which the rider is attached.

(1) The appropriate rates are either attached hereto or have been previously attached to the Agreement or an earlier amendment.
(2) Renewal premiums shall be subject to a minimum rate, after allowances, of fifteen cents ($.015) per thousand per month.

ADDITIONAL AMOUNTS PAID BY FARM BUREAU:

(1) SUBSTANDARD PREMIUMS: For Policies written on substandard risks, the appropriate premium rate shall be adjusted by multiplying the rate by twenty-five percent (25%) for each table assessed the risk and adding such amount to the reinsurance premiums due.

(2) TEMPORARY FLAT EXTRA PREMIUMS: Farm Bureau agrees to pay Lincoln a temporary flat extra premium equal to the product of the flat extra premium assigned by Farm Bureau or Lincoln on the Policy times the Reinsured Net Amount at Risk minus an allowance of ten percent (10%) for all renewal years such premium is payable.

(3) PERMANENT FLAT EXTRA PREMIUMS: Farm Bureau agrees to pay Lincoln's Proportionate Share of any permanent flat extra premium paid calculated on the initial Reinsured Net Amount at Risk minus an allowance of seventy-five percent (75%) for the first year such premium is payable and ten percent (10%) for all renewal years such premium is payable.

(4) CONTINUATIONS: Premiums payable for reinsurance of a Continuation shall be based on the age at issue and duration from issue of the original Policy. If the premium scale applicable to a Continuation contains a Policy fee, Farm Bureau agrees to pay a first-year Policy fee on the Continuation if a Policy fee was not paid at issue of the original Policy.

ADDITIONAL AMOUNTS PAID BY LINCOLN:

(1) PREMIUM TAXES: When Lincoln is not obligated to pay state premium taxes on reinsurance premiums received from Farm Bureau pursuant to this Agreement, it agrees to reimburse Farm Bureau for premium taxes equal to the average premium tax rate paid by Farm Bureau during the calendar year times the amount of reinsurance premiums (excluding Policy fees, if any) paid hereunder during the calendar year.

(2) EXPERIENCE REFUNDS: Lincoln shall not pay an experience refund to Farm
Bureau.

(3) UNEARNED PREMIUMS: Lincoln agrees to refund, without interest, any reinsurance premiums unearned as of the date of death of an insured person or as of the date of a reduction of reinsurance pursuant to the "Reductions" article.

SPECIAL CONSIDERATIONS:

Pursuant to paragraph 2.6 of the Last Survivor Addendum, the Joint Equal Age shall be calculated by using the attached* formula.

* The appropriate Joint Equal Age formula is either attached hereto or has been previously attached to the Agreement or an earlier amendment.

                                    AMENDMENT

      to the Yearly Renewable Term Reinsurance Agreement (the "Agreement")
                        effective March 14, 1996, between

          FARM BUREAU LIFE INSURANCE COMPANY of West Des Moines, Iowa,

                    hereinafter referred to as "Farm Bureau,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                      hereinafter referred to as "Lincoln."

     1. The plans reinsured under the Agreement on and after the first day of May, 2000, shall be those specified in the Life Benefits Schedule, attached hereto.

     2. The basic reinsurance premium rates as shown in the Premium Schedule, attached hereto, shall apply to reinsurance ceded under the Agreement on and after the first day of May, 2000.

     3. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

     IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

FARM BUREAU LIFE INSURANCE COMPANY

Signed at  WEST DES MOINES, IOWA

By     /s/ JoAnn Rumelhart            By          /s/ Paul Grinvalds
  ---------------------------------     ----------------------------------------


Title  JoAnn Rumelhart                Title Paul Grinvalds
       Exec. V.P. & General Manager         Vice President - Life Administration
     ------------------------------       --------------------------------------

Date     August 29, 2000              Date     August 29, 2000
    -------------------------------       --------------------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana


By                                    By       /s/ Elena Giles
  ---------------------------------     ----------------------------------------
         Sr. Vice President                   Assistant Secretary


Date           8-11-00                Date         8-11-2000
    -------------------------------        -------------------------------------

                             LIFE BENEFITS SCHEDULE
                          (Effective as of May 1, 2000)
                                       to
                               Agreement Number 21

POLICIES REINSURED: Farm Bureau agrees to cede reinsurance in the listed percentages of Policies issued on the following Policy forms with issue dates from and until the dates listed below to insureds having surnames beginning with the letters of the alphabet shown. Any Addenda referred to in the last column shall also be applicable to reinsurance of the Policy.

                                PERCENT OF          POLICY
                               REINSURANCE        ISSUE DATES      ALPHA     APPLICABLE
     POLICY FORM             CEDED TO LINCOLN      FROM/UNTIL      SPLIT      ADDENDA
     -----------             ----------------     -----------      -----     ----------
Universal Life
(Form 434-112 (03-96))             100%           03-14-96/ --      A-Z       WP,PR,GP

Universal First-
To-Die Rider
(Form 434-850 (03-96))             100            03-14-96/ --      A-Z           FD

Universal Adult
Term Rider
(Form 434-862R (03-96))            100            03-14-96/ --      A-Z           --

Universal Children's
Term Rider
(Form 434-832R (03-96))            100            03-14-96/ --      A-Z           --

Variable Universal
Life (Form 434-114 (03-96))        100            03-14-96/ --      A-Z       WP,PR,GP

Last Survivor Universal Life
(Form 434-158 (03-96))             100            03-14-96/ --      A-Z       LS,PR,GP

Universal Cost of
Living Increase Benefit
(Form 434-091(03-96))              100            03-14-96/ --      A-Z           --

Last Survivor
Variable Universal Life            100            05-01-00/ --      A-Z      WP,PR,LS,GP

RETENTION: Farm Bureau agrees to hold the following Policy Net Amounts at Risk at its own risk on a life without the benefit of proportional reinsurance. In calculating its Retention, amounts retained by Farm Bureau on other individual lift insurance Policies in force as of the issue date of the Policy shall be taken into account.

                     AGES                   STANDARD-TABLE P
                     ----                   ----------------
                     All                       $ 1,000,000

The above limits may be exceeded by as much as twenty-five thousand dollars ($25,000) in order to avoid reinsurance.

AUTOMATIC LIMITS: To bind Automatic Reinsurance, the maximum amount of life insurance in force with Farm Bureau on a single life, or in the case of individual life insurance with increasing death benefits, the Ultimate Amounts, plus all amounts applied for from Farm Bureau on that life, or in the case of individual life insurance with increasing death benefits, the Ultimate Amounts, may not exceed the sum of the Retention on the life plus the following amounts.

                        AGES             STANDARD-TABLE P          OVER TABLE P
                        ----             ----------------          ------------
                        0-70               $ 2,500,000                 None
                      Over 70                  None                    None

PARTICIPATION LIMITS: To bind Automatic Reinsurance, the sum of (1) the maximum amount of individual life insurance in force on the insured in all companies or, in the case of individual life insurance with increasing death benefits, the Ultimate Amounts, as of the Policy Date of a Policy and (2) the amount then being applied for by all companies, or in the case of individual life insurance with increasing death benefits, the Ultimate Amounts, on the insured, may not exceed the following amounts.

                     AGES                   STANDARD-TABLE P
                     ----                   ----------------
                     0-70                      $ 5,000,000

                                PREMIUM SCHEDULE
                          (Effective as of May 1,2000)
                                       to
                               Agreement Number 21

STANDARD REINSURANCE PREMIUMS

(1) BASIC REINSURANCE PREMIUM RATES: The monthly reinsurance premium rates for reinsurance ceded under this Agreement shall be Farm Bureau's applicable attached(1) cost of insurance rates charged the insured per thousand dollars of Reinsured Net Amount At Risk times the following percentages:

                                                                SMOKING                  POLICY YEAR
          PLAN                     CESSION TYPE                  STATUS                1   2-10    11+
          ----                     ------------                 -------                -   ----    ---
Universal Life
(Form 434-112 (03-96))
and Variable Universal Life
(Form 434-114 (03-96)          Automatic Reinsurance      Preferred Non-Tobacco,
                                                          Standard Non-Tobacco,
                                                          Preferred Tobacco, and
                                                          Standard Tobacco             0%   43%    61%

                               Facultative Reinsurance    Preferred Non-Tobacco,
                                                          Standard Non-Tobacco,
                                                          Preferred Tobacco,
                                                          and Standard Tobacco         0%   50%    68%

                                  SMOKING             ISSUE               POLICY YEAR
           PLAN                    STATUS              AGE             1  2-10(2) 11+(2)
           ----                   -------             -----            -  ------- ------
Last Survivor Universal Life
(Form 434-158 (03-96))          Non-Tobacco/
                                Non-Tobacco            0-69            0%   37%     78%
                                                      Over 69          0    72      93

                                Non-Tobacco/
                                Tobacco                0-69            0    32      68
                                                      Over 69          0    52      88

                                Tobacco/
                                Tobacco                0-69            0    22      53
                                                      Over 69          0    27      78

                                  SMOKING             ISSUE               POLICY YEAR
           PLAN                    STATUS              AGE             1    2-10    11+
           ----                   -------             -----            -   -----   ----
Universal First-To-Die Rider
(Form 434-850 (03-96))          Non-Tobacco/
                                Non-Tobacco            0-69            0%   62%      88%
                                                      Over 69          0    93      100

                                Non-Tobacco/
                                Tobacco                0-69            0    62       88
                                                      Over 69          0    83       95

                                Tobacco/
                                Tobacco                0-69            0    62       88
                                                      Over 69          0    73       95

                                                    POLICY YEAR
                       PLAN                         1     2+(3)
                       ----                         -     -----
        Last Survivor Variable Universal Life       0%     54%

(2) UNIVERSAL ADULT TERM RIDER (FORM 434-862R (03-96)) AND THE UNIVERSAL CHILDREN'S TERM RIDER (FORM 434-832R (03-96)): The reinsurance premium shall be the same as the base plan to which the rider is attached.

(1) The appropriate rates are either attached hereto or have been previously attached to the Agreement or an earlier amendment.
(2) Renewal premiums shall be subject to a minimum rate, after allowances, of fifteen cents ($.015) per thousand per month.
(3) Renewal premiums shall be subject to a minimum net rate of one cent ($0.01) per thousand per month.

ADDITIONAL AMOUNTS PAID BY FARM BUREAU:

(3) SUBSTANDARD PREMIUMS: For Policies written on substandard risks, the appropriate premium rate shall be adjusted by multiplying the rate by twenty-five percent (25%) for each table assessed the risk and adding such amount to the reinsurance premiums due.

(4) TEMPORARY FLAT EXTRA PREMIUMS: Farm Bureau agrees to pay Lincoln a temporary flat extra premium equal to the product of the flat extra premium assigned by Farm Bureau or Lincoln on the Policy times the Reinsured Net Amount at Risk minus an allowance of ten percent (10%) for all renewal years such premium is payable.

(5) PERMANENT FLAT EXTRA PREMIUMS: Farm Bureau agrees to pay Lincoln's Proportionate Share of any permanent flat extra premium paid calculated on the initial Reinsured Net Amount at Risk minus an allowance of seventy-five percent (75%) for the first year such premium is payable and ten percent (10%) for all renewal years such premium is payable.

(6) CONTINUATIONS: Premiums payable for reinsurance of a Continuation shall be based on the age at issue and duration from issue of the original Policy. If the premium scale applicable to a Continuation contains a Policy fee, Farm Bureau agrees to pay a first-year Policy fee on the Continuation if a Policy fee was not paid at issue of the original Policy.

ADDITIONAL AMOUNTS PAID BY LINCOLN:

(1) PREMIUM TAXES:

    (a) LAST SURVIVOR VARIABLE UNIVERSAL LIFE: Lincoln shall not reimburse Farm Bureau for state premium taxes.


    (b) ALL OTHER PLANS: When Lincoln is not obligated to pay state premium taxes on reinsurance premiums received from Farm Bureau pursuant to this Agreement, it agrees to reimburse Farm Bureau for premium taxes equal to the average premium tax rate paid by Farm Bureau during the calendar year times the amount of reinsurance premiums (excluding Policy fees, if any) paid hereunder during the calendar year.

(2) EXPERIENCE REFUNDS: Lincoln shall not pay an experience refund to Farm
Bureau.

(3) UNEARNED PREMIUM: Lincoln agrees to refund, without interest, any reinsurance premiums unearned as of the date of death of an insured person or as of the date of a reduction of reinsurance pursuant to the "Reductions" article.

SPECIAL CONSIDERATIONS:

Pursuant to paragraph 2.6 of the Last Survivor Addendum, the Joint Equal Age shall be calculated by using the attached* formula.

* The appropriate Joint Equal Age formula is either attached hereto or has been previously attached to the Agreement or an earlier amendment.

                                    AMENDMENT

      to the Yearly Renewable Term Reinsurance Agreement (the "Agreement")
                        effective March 14, 1996, between

          FARM BUREAU LIFE INSURANCE COMPANY of West Des Moines, Iowa,

                    hereinafter referred to as "Farm Bureau,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY OF Fort Wayne, Indiana,

                      hereinafter referred to as "Lincoln."

     1. On and after the first day of August, 2001, the Life Benefits Schedule of the Agreement shall be replaced with the Life Benefits Schedule, attached hereto.

     2. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

     IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

FARM BUREAU LIFE INSURANCE COMPANY

Signed at  WEST DES MOINES, IOWA

By     /s/ JoAnn Rumelhart            By          /s/ Paul Grinvalds
  ---------------------------------     ----------------------------------------


Title  JoAnn Rumelhart                Title  Paul Grinvalds
     ------------------------------       --------------------------------------
       Exec. V.P. & General Manager         Vice President-Life Administration


Date    October 19, 2001              Date     October 19, 2001
    -------------------------------       --------------------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana


By                                    By           /s/ Elena Giles
  ---------------------------------      ---------------------------------------
      Sr Vice President                           Assistant Secretary


Date        10/2/01                   Date              10/1/2001
    -------------------------------        -------------------------------------

                             LIFE BENEFITS SCHEDULE

                        (Effective as of August 1, 2001)
                                       to
                               Agreement Number 21

POLICIES REINSURED: Farm Bureau agrees to cede reinsurance in the listed percentages of policies issued on the following Policy forms with issue dates from and until the dates listed below to insureds having surnames beginning with the letters of the alphabet shown. Any Addenda referred to in the last column shall also be applicable to reinsurance of the Policy.

                                PERCENT OF          POLICY
                               REINSURANCE        ISSUE DATES      ALPHA     APPLICABLE
POLICY FORM                  CEDED TO LINCOLN      FROM/UNTIL      SPLIT      ADDENDA
-----------                  ----------------     -----------      -----     ----------
Universal Life
(Form 434-112 (03-96))             100%           03-14-96/--       A-Z       WP,PR,GP

Universal First-
To-Die Rider
(Form 434-850 (03-96))             100            03-14-96/--       A-Z           FD

Universal Adult
Term Rider
(Form 434-862R (03-96))            100            03-14-96/--       A-Z           --

Universal Children's
Term Rider
(Form 434-832R (03-96))            100            03-14-96/--       A-Z           --

Variable Universal
Life (Form 434-114 (03-96))        100            03-14-96/--       A-Z       WP,PR,GP

Last Survivor Universal Life
(Form 434-158 (03-96))             100            03-14-96/--       A-Z       LS,PR,GP

Universal Cost of
Living Increase Benefit
(Form 434-091(03-96))              100            03-14-96/--       A-Z           --

Last Survivor
Variable Universal Life            100            05-01-00/--       A-Z      WP,PR,LS,GP

RETENTION: Farm Bureau agrees to hold the following Policy Net Amounts at Risk at its own risk on a life without the benefit of proportional reinsurance. In calculating its Retention, amounts retained by Farm Bureau on other individual life insurance Policies in forces as of the issue date of the Policy shall be taken into account.

                     AGES                   STANDARD-TABLE P
                     ----                   ----------------
                     All                       $ 1,000,000

The above limits may be exceeded by as much as twenty-five thousand dollars ($25,000) in order to avoid reinsurance.

AUTOMATIC LIMITS: To bind Automatic Reinsurance, the maximum amount of life insurance in force with Farm Bureau on a single life, or in the case of individual life insurance with increasing death benefits, the Ultimate Amounts, plus all amounts applied for from Farm Bureau on that life, or in the case of individual life insurance with increasing death benefits, the Ultimate Amounts, exceed the sum of the Retention on the life plus the following amounts.

                        AGES             STANDARD-TABLE P          OVER TABLE P
                        ----             ----------------          ------------
                        0-70               $ 10,000,000                None
                      Over 70                  None                    None

PARTICIPATION LIMITS: To bind Automatic Reinsurance, the sum of (1) the maximum amount of individual life insurance in force on the insured in all companies or, in the case of individual life insurance with increasing death benefits, the Ultimate Amounts, as of the Policy Date of a Policy and (2) the amount then being applied for by all companies, or in the case of the individual life insurance with increasing death benefits, the Ultimate Amounts, on the insured, may not exceed the following amounts.

          AGES       STANDARD-TABLE D    TABLE E - H         TABLES J - P
          ----       ----------------    -----------         ------------
          0-75        $ 30,000,000       $ 30,000,000        $ 30,000,000
         76-80          30,000,000         30,000,000          25,000,000
         81-85          20,000,000         15,000,000          10,000,000

                                    AMENDMENT

      to the Yearly Renewable Term Reinsurance Agreement (the "Agreement")
                        effective March 14, 1996, between

          FARM BUREAU LIFE INSURANCE COMPANY of West Des Moines, Iowa,

                    hereinafter referred to as "Farm Bureau,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY OF Fort Wayne, Indiana,

                      hereinafter referred to as "Lincoln."

     1. The basic reinsurance premium rates as shown in the Premium Schedule, attached hereto, shall apply to reinsurance ceded under the Agreement on and after the first day of May, 2002.

     2. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

     IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

FARM BUREAU LIFE INSURANCE COMPANY

Signed at WEST DES MOINES, IOWA


By     /s/ JoAnn W. Rumelhart         By        /s/ Paul Grinvalds
  ---------------------------------     ---------------------------------------


Title  JoAnn W. Rumelhart             Title  Paul Grinvalds
     ------------------------------       -------------------------------------
       Exec. V.P. & General Manager          Vice President-Life Administration


Date       Aug 27, 2002               Date     Aug 27, 2002
    -------------------------------        -------------------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana


By                                    By
  ---------------------------------      ---------------------------------------


Title         VP                      Title         2nd VP
     ------------------------------        -------------------------------------

Date         8/21/02                  Date         8/21/02
    -------------------------------           ----------------------------------

                                PREMIUM SCHEDULE
                          (Effective as of May 1, 2002)
                                       to
                               Agreement Number 21

STANDARD REINSURANCE PREMIUMS

(1) BASIC REINSURANCE PREMIUM RATES: The monthly reinsurance premium rates for reinsurance ceded under this Agreement shall be Farm Bureau's applicable attached(1) Cost of insurance rates charged the insured per thousand dollars of Reinsured Net Amount At Risk times the following percentages.

                                                                SMOKING                     POLICY YEAR
          PLAN                     CESSION TYPE                  STATUS                   1   2-10    11+
          ----                     ------------                 -------                   -   ----    ---
Universal Life
(Form 434-112 (03-96))
and Variable Universal Life
(Form 434-114 (03-96)          Automatic Reinsurance      Super Preferred Non-Tobacco
                                                          Preferred Non-Tobbaco,
                                                          Standard Non-Tobacco,
                                                          Preferred Tobacco, and
                                                          Standard Tobacco                0%   43%    61%

                               Facultative Reinsurance    Super Preferred Non-Tobacco
                                                          Preferred Non-Tobbaco,
                                                          Standard Non-Tobacco,
                                                          Preferred Tobacco,
                                                          and Standard Tobacco            0%   50%    68%

                                  SMOKING             ISSUE               Policy Year
           PLAN                    STATUS              AGE             1  2-10(2) 11+(2)
           ----                   -------             -----            -  ------- ------
Last Survivor Universal Life
(Form 434-158 (03-96))          Non-Tobacco/           0-69            0%   37%     78%
                                Non-Tobacco           Over 69          0    72      93

                                Non-Tobacco/           0-69            0    32      68
                                Tobacco               Over 69          0    52      88

                                Tobacco/               0-69            0    22      53
                                Tobacco               Over 69          0    27      78

                                  SMOKING             ISSUE               POLICY YEAR
           PLAN                    STATUS              AGE             1   2-10     11+
           ----                   -------             -----            -   -----   ----
Universal First-To-Die Rider
(Form 434-850 (03-96))          Non-Tobacco/           0-69            0%   62%     88%
                                Non-Tobacco           Over 69          0    93      100

                                Non-Tobacco/           0-69            0    62       88
                                Tobacco               Over 69          0    83       95

                                Tobacco/               0-69            0    62       88
                                Tobacco               Over 69          0    73       95

                                                            POLICY YEAR
               PLAN                      SMOKING STATUS      1    2+(3)
               ----                      --------------      -    -----
Last Survivor Variable Universal Life     All Classes        0%    54%

(2) UNIVERSAL ADULT TERM RIDER (FORM 434-862R (03-96)) AND THE UNIVERSAL CHILDREN'S TERM RIDER (FORM 434-832R (03-96)): The reinsurance premium shall be the same as the base plan to which the rider is attached.

(1) The appropriate rates are either attached hereto or have been previously attached to the Agreement or an earlier amendment.
(2) Renewal premiums shall be subject to a minimum rate, after allowances, of fifteen cents ($0.15) per thousand per month.
(3) Renewal premiums shall be subject to a minimum net rate of one cent ($0.01) per thousand per month.

ADDITIONAL AMOUNTS PAID BY FARM BUREAU:

(1) SUBSTANDARD PREMIUMS: For Policies written on substandard risks, the appropriate premium rate shall be adjusted by multiplying the rate by twenty-five percent (25%) for each table assessed the risk and adding such amount to the reinsurance premiums due.

(2) TEMPORARY FLAT EXTRA PREMIUMS: Farm Bureau agrees to pay Lincoln a temporary flat extra premium equal to the product of the flat extra premium assigned by Farm Bureau or Lincoln on the Policy times the Reinsured Net Amount at Risk minus an allowance of ten percent (10%) for all renewal years such premium is payable.

(3) PERMANENT FLAT EXTRA PREMIUMS: Farm Bureau agrees to pay Lincoln's Proportionate Share of any permanent flat extra premium paid calculated on the initial Reinsured Net Amount at Risk minus an allowance of seventy-five percent (75%) for the first year such premium is payable and ten percent (10%) for all renewal years such premium is payable.

(4) CONTINUATIONS: Premiums payable for reinsurance of a Continuation shall be based on the age at issue and duration from issue of the original Policy. If the premium scale applicable to a Continuation contains a Policy fee, Farm Bureau agrees to pay a first-year Policy fee on the Continuation if a Policy fee was not paid at issue of the original Policy.

ADDITIONAL AMOUNTS PAID BY LINCOLN:

(1) PREMIUM TAXES:

    (a) LAST SURVIVOR VARIABLE UNIVERSAL LIFE: Lincoln shall not reimburse Farm Bureau for state premium taxes.

    (b) ALL OTHER PLANS: When Lincoln is not obligated to pay state premium taxes on reinsurance premiums received from Farm Bureau pursuant to this Agreement, it agrees to reimburse Farm Bureau for premium taxes equal to the average premium tax rate paid by Farm Bureau during the calendar year times the amount of reinsurance premiums (excluding Policy fees, if any) paid hereunder during the calendar year.

(2) EXPERIENCE REFUNDS: Lincoln shall not pay an experience refund to Farm
Bureau.

(3) UNEARNED PREMIUMS: Lincoln agrees to refund without interest, any reinsurance premiums unearned as of the date of death of an insured person or as of the date of a reduction of reinsurance pursuant to the "Reductions" article.

SPECIAL CONSIDERATIONS:

Pursuant to paragraph 2.6 of the Last Survivor Addendum, the Joint Equal Age shall be calculated by using the attached* formula.

* The appropriate Joint Equal Age formula is either attached hereto or has been previously attached to the Agreement or an earlier amendment.